BY-LAWS

OF

CNA FINANCIAL CORPORATION
(a Delaware corporation)

(As Amended and Restated Effective October 30, 2024)

ARTICLE I. OFFICES.

SECTION 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

SECTION 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II. MEETINGS OF STOCKHOLDERS.

SECTION 1. Meetings of stockholders for any purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

SECTION 2. Annual meetings of stockholders shall be held annually at such date and time as shall be designated by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may be properly brought before the meeting. Elections of Directors need not be by ballot.

SECTION 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

SECTION 4. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be opened to the examination of any stockholder, for the purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chief Executive Officer or President and shall be called by the President or Secretary at the request in writing of a majority of the

Board of Directors, or at the request in writing of stockholders owning not less than one-fifth of all shares issued and outstanding and entitled to vote on any proposal to be submitted to said meeting. Such request shall state the purpose or purposes of the proposed meeting and include information required in Section 12 of this Article.

SECTION 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting, to each stockholder entitled to vote at such meeting.

SECTION 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

SECTION 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the Chairman of the meeting or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

SECTION 10. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder. The validity and enforceability of any proxy shall be determined in accordance with the laws of Delaware.

SECTION 11. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any provision of the statutes, the meeting and vote of stockholders may be dispensed with if all of the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken; or if the Certificate of Incorporation authorizes the action to be taken with the written consent of the holders of less than all of the stock who would have been entitled to vote upon the action if a meeting were held, then on the written consent of the stockholders having not less than such percentage of the total number of votes as may be authorized in the Certificate of Incorporation; provided that in no case shall the written consent be by the holders of stock having less than the minimum percentage of the total required by statute for the proposed corporate action, and provided that prompt notice must be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.

Nomination of Directors and Proposal of Other Business

SECTION 12. (a) Nominations of persons for election to the Board of Directors or proposals of any other business to be considered by the stockholders at any annual meeting of stockholders, or any special meeting of stockholders, may be made (i) by or at the direction of the Board (or any duly authorized committee thereof) or (ii) by a stockholder (1) who is a stockholder of record on the date of the giving of the notice provided for in this Section 12 of this Article and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting or special meeting, and (2) who complies with the notice procedures set forth in this Section 12 of this Article.

(b) In addition to any other applicable requirements for a nomination to be made at any annual meeting or special meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

(c) To be timely, a stockholder’s notice to the Secretary of the Corporation must be delivered to or mailed and received at the principal executive office of the Corporation (i) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; and (ii) in the case of a special meeting called for the purpose outlined in the notice, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

(d) With respect to each person proposed to be nominated for election as a Director, to be in proper written form, a stockholder’s notice to the Secretary of the Corporation must set forth (i) as to each person proposed to nominated, (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, if any, and (4) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice, (1) the name and address of such stockholder, (2) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (3) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names)pursuant to which the nomination(s) are to be made by such stockholder, (4) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (5) all other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Director if elected.

(e) With respect to a proposal of any other business to be considered by the stockholders at an annual meeting of stockholders or at a special meeting, to be in proper written form, a stockholder’s notice to the

Secretary of the Corporation must set forth (i) a brief description of the business to be brought before the meeting, (ii) the text of the proposal or business, (iii) the reasons for conducting such business at the meeting, and (iv) any material interest of such shareholder or the beneficial owner, if any, on whose behalf the proposal is made in such business.

(f) If the Chairman of any annual meeting or special meeting determines that a nomination and/or proposal was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination and/or proposal was defective and shall be disregarded.

ARTICLE III. DIRECTORS.

SECTION 1. The number of Directors shall be set from time to time by action of the stockholders or of the Board. Except as provided in Section 2 of this Article, the Directors shall be elected at the annual meeting of the stockholders, and each Director shall hold office until his successor is elected and qualified. Directors need not be stockholders.

SECTION 2. The office of a Director shall become vacant if he dies or resigns by a writing signed by him and delivered to the Corporation, and the Board of Directors may declare vacant the office of a Director if he be declared of unsound mind by an order of Court or convicted of a felony, or for any other proper cause, of if, within 60 days after notice of his election as a Director, he does not accept such office either in writing or by attending a meeting of the Board of Directors.

Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the Directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such Directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the Directors chosen by the Directors then in office.

SECTION 3. The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

SECTION 4. The Board shall appoint a Chairman of the Board. The Chairman of the Board or the Chief Executive Officer shall preside at the meetings of the stockholders. The Chairman shall preside at the meetings of the Board of Directors. The Chairman shall also have such other duties and powers as may be assigned to or vested in him from time to time by the Board of Directors.

Meetings of the Board of Directors

SECTION 5. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

SECTION 6. Reserved.

SECTION 7. Regular meetings of the Board of Directors may be held at such times and places as may be fixed from time to time by the Board. Unless otherwise required by the Board, regular meetings of the Board may be held without notice. If any day fixed for a regular meeting of the Board shall be a Saturday or Sunday or a legal holiday at the place where such meeting is to be held, then such meeting shall be held at the same hour at the same place on the first business day thereafter which is not a Saturday, Sunday or legal holiday.

SECTION 8. Special Meetings of the Board of Directors may be called by the Chairman of the Board, Chief Executive Officer, the President or the Secretary, and shall be called upon the written request of any two or more Directors. Notice of the time and place of such meetings shall be given in person or via electronic transmission or telephoned to each Director at least 24 hours prior to the time of the meeting.

SECTION 9. At all meetings of the Board a majority of the total number of Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 10. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Committees of the Board of Directors

SECTION 11. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Unless otherwise provided by the Board of Directors, a majority of the members of any committee appointed by the Board of Directors pursuant to this Section shall constitute a quorum at any meeting thereof and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. If such committee has less than three members, one member shall constitute a quorum and any act by such member representing a quorum at a meeting shall be the act of the committee. Any such committee shall, subject to any rules prescribed by the Board of Directors, prescribe its own rules for calling, giving notice of and holding meetings and its method of procedure at such meetings and shall keep a written record of all action taken by it.

SECTION 12. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

SECTION 13. In the absence or disqualification of one or more members of any Committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member or members.

Compensation of Directors

SECTION 14. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated fee as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV. NOTICE.

SECTION 1. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any Director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors may also be given by electronic transmission (to Directors), telegram or telephone.

SECTION 2. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, a written waiver thereof, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person or persons entitle to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V. OFFICERS.

SECTION 1. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, Secretary and Chief Financial Officer. The Board of Directors may also choose a President and one or more Vice Presidents. The Board of Directors may designate one or more of the Vice Presidents as Senior Vice President or Executive Vice President and may use descriptive words or phrases to designate the standing, seniority or area of special competence of the Vice Presidents. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-Laws otherwise provide.

SECTION 2. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chief Executive Officer, a Chief Financial Officer and a Secretary.

SECTION 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

SECTION 4. Reserved.

SECTION 5. The officers of the Corporation shall hold office until the next Annual Meeting of the Board of Directors and until their successors are chosen and qualify unless they resign or are removed earlier. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Chief Executive Officer

SECTION 6. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have general and active control of its business and affairs. The Chief Executive Officer or Chairman of the Board shall preside at the meetings of the stockholders. The Chief Executive Officer shall attend the meetings of the Board of Directors, and may exercise any and all of the powers of a chief executive officer. The Chief Executive Officer shall have such other powers and duties as may be assigned to or vested in him from time to time by the Board of Directors or by the Executive Committee.

SECTION 7. The Chief Executive Officer may execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

The President and Vice Presidents

SECTION 8. The President, if one shall be chosen, shall have general supervision and direction of all other officers of the Corporation, subject to the direction of the Board of Directors, and shall carry into effect the orders of the Board of Directors and Chief Executive Officer of the Board of Directors. The President shall also have such other duties and powers as may be assigned to or vested in him from time to time by the Board of Directors or by the Executive Committee.

SECTION 9. The Vice Presidents shall assist the Chief Executive Officer, and shall perform such other duties as may from time to time be directed by the Board of Directors, the Chief Executive Officer or the President.

The Secretary and Assistant Secretary

SECTION 10. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

SECTION 11. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

The Chief Financial Officer and Assistant Treasurer

SECTION 12. The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

SECTION 13. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation.

SECTION 14. If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

SECTION 15. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Chief Financial Officer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VI. CERTIFICATES OF STOCK.

SECTION 1. The shares of the Corporation may be uncertificated or certificated, in such form as shall be approved by the Board of Directors, as provided under the General Corporation Law of Delaware, as amended from time to time. Every holder of stock, upon written request to the transfer agent or registrar of the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chief Executive Officer, the President or a Vice President and the Chief Financial Officer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

SECTION 2. If the Corporation shall be authorized to issue more than one class or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated shares of any class or series of stock, the Corporation shall send to the registered owner thereof a written notice containing the information required by law to be set forth or stated on certificates representing shares of such class or series or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of such class or series and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise provided by law or these By-Laws, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

SECTION 3. Where a certificate is countersigned (a) by a transfer agent other than the Corporation or its employees, or, (b) by a registrar other than the Corporation or its employees, the signatures of the officers of the Corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

Lost Certificates

SECTION 4. The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Transfer of Stock

SECTION 5. Upon compliance with any provisions restricting the transfer or registration of shares of stock and upon the payment of all taxes due thereon, shares of capital stock shall be transferable on the books of the Corporation only by the holder of record thereof, if such shares are certificated, in person, or by duly authorized attorney or legal representative, upon surrender and cancellation of certificates for the like number of shares, properly endorsed and upon proper instructions from the holder of uncertificated shares, in each case with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require. Upon such surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer and of compliance with any transfer restrictions applicable thereto contained in any agreement to which the Corporation is a party or of which the Corporation has knowledge by reason of legend with respect thereto placed on any such surrendered stock certificate, it shall be the duty of the Corporation to issue a new certificate or evidence the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Fixing Record Date

SECTION 6. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Registered Stockholders

SECTION 7. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII. GENERAL PROVISIONS.

Dividends

SECTION 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors, or a duly constituted Committee thereof, at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

SECTION 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

Annual Statement

SECTION 3. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

Checks

SECTION 4. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Fiscal Year

SECTION 5. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Seal

SECTION 6. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Delaware Law
Section 7. To the extent any term or provision of these By-Laws shall be determined to be inconsistent with the laws or regulations of the State of Delaware, such laws or regulations shall prevail and be applied and observed notwithstanding such term or provision.

Fractional Shares

The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions. If the Corporation does not issue fractional shares, it shall (a) arrange for the disposition of fractional interests by those entitled thereto, (b) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (c) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or in bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share or an uncertificated fractional share shall, but scrips or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon and to participate in any of the assets of the Corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to any such conditions which the Board may impose.

ARTICLE VIII FORUM SELECTION

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action asserting a claim of breach of a fiduciary duty owed by any Director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders; (iii) any action asserting a claim against the Corporation or any Director, officer or other employee of the Corporation arising pursuant to any provision of the General Corporation Law or the Certificate of Incorporation or the By-laws (in each case, as they may be amended from time to time)or (iv) any action asserting a claim against the Corporation or any Director, officer or other employee of the Corporation governed by the internal affairs doctrine will be a state court located within the state of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware). If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder will be deemed to have consented to (i)the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article.

ARTICLE IX. AMENDMENTS.

SECTION 1. These By-Laws may be altered or repealed at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration or repeal be contained in the notice of such special meeting.

ARTICLE X. MISCELLANEOUS.

SECTION 1. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer or the President, or any Vice President, or the Secretary or the Chief Financial Officer in person or by proxy or proxies appointed by any of them shall have full power and authority on behalf of the Corporation to vote, act and consent with respect to any shares of stock issued by other corporations which the Corporation may own or as to which the Corporation otherwise has the right to vote, act or consent.

SECTION 2. In the event the protective conditions or restrictions of any outstanding series of Preferred Stock, fixed by the Board of Directors pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation and Section 151 of Title 8 of the Delaware Code of 1953, are inconsistent with any provision of these By-Laws, such provision shall be deemed to be amended to remove any inconsistency.

SECTION 3. Business Combinations with interested Stockholders. Pursuant to the provisions of Section 203(a)(2) of the General Corporation Law of Delaware, the Corporation, by action of the Board, expressly elects not to be governed by Section 203 of the General Corporation Law of Delaware, dealing with the business combinations with interested stockholders. Notwithstanding anything to the contrary in these By-Laws, the provisions of this Section may not be further amended by the Board except as may be specifically authorized by the General Corporation Law.

ARTICLE XI. INDEMNIFICATION

(a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative(other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

(c) To the extent that any person referred to in paragraphs 1 and 2 of this Article has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to therein or in defense or any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under paragraphs (a) and (b) of this Article, (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b) of this Article. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum (as defined in the By-Laws of the Corporation) consisting of Directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

(e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the manner provided in paragraph one of this Article upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as provided in this Article.

(f) The indemnification and advancement of expenses provided by or granted pursuant to the other provisions of this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested Director or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(g) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

(h) For purposes of this Article references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excess taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on or involves services by such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

(i) The indemnification and advancement of expenses provided by, or granted pursuant to this Article shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(j) If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article (including, without limitation, each portion of any paragraph of this Article containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article (including, without limitation, each such portion of any paragraph of this Article containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision or provisions held invalid, illegal or unenforceable.